                                                                    EXHIBIT 10.4









                      1997 KEY EMPLOYEES' STOCK OPTION PLAN


                                       OF


                             RF MICRO DEVICES, INC.

                      1997 KEY EMPLOYEES' STOCK OPTION PLAN
                                       OF
                             RF MICRO DEVICES, INC.


1.      PURPOSE

        The purpose of the 1997 Key Employees' Stock Option Plan of RF Micro Devices, Inc. (the "Plan") is to encourage and enable selected key employees and independent contractors in the service of RF Micro Devices, Inc. (the "Corporation") or its related corporations to acquire or to increase their holdings of common stock of the Corporation (the "Common Stock") in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of incentive stock options ("Incentive Options") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options"). Incentive Options and Nonqualified Options shall be referred to herein collectively as "Options." To the extent that any Option is designated as an Incentive Option and such option does not qualify as an Incentive Option, it shall constitute a Nonqualified Option.

2.      ADMINISTRATION OF THE PLAN

                (a) The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and comprised solely of members of the Board. The Committee shall include no fewer than the minimum number of "non-employee directors," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required by Rule 16b-3 or any successor rule.

                (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan including, without limitation, the following: (i) to determine the individuals to receive Options, the nature of each Option as an Incentive Option or a Nonqualified Option, the times when Options shall be granted, the number of shares to be subject to each Option, the Option price (determined in accordance with Section 6), the Option period, the time or times when each Option shall be exercisable and the other terms, conditions, restrictions and limitations of an Option; (ii) to prescribe the form or forms of the agreements evidencing any Options granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, the rules and regulations, and the agreements evidencing Options granted under the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. In addition, the Committee shall have complete authority, in its discretion, to accelerate the date that any Option which is not otherwise exercisable shall become exercisable in whole or in part, without any obligation to accelerate such date with respect to any other Option granted to any person.

                (c) Notwithstanding Section 2(b), and subject to the terms of the Plan herein, the Committee may delegate from time to time to the Chief Executive Officer of the Corporation the authority to grant Options, and to make any or all of the determinations reserved for the Committee in the Plan and summarized in Section 2(b) with respect to Options that have been granted, to any individual who, at the time of such grant or other determination, (i) is not an officer or director of the Corporation subject to Section 16 of the Exchange Act and (ii) is otherwise eligible to participate in the Plan under Section 5. The Chief Executive Officer of the Corporation shall report to the Committee, not less than quarterly, the material terms of all Options granted since the time of any such immediately preceding report pursuant to authority delegated pursuant to this Section 2(c).

3.      EFFECTIVE DATE

        The effective date of the Plan shall be the date of consummation of an initial public offering (the "Public Offering Date"). Options may be granted under the Plan on and after the effective date, but not after the tenth anniversary of the Public Offering Date. For the purposes herein, the phrase "consummation of an initial public offering" shall mean the closing of a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to a registration statement on Form S-1 filed under the Securities Act of 1933, as amended (the "Securities Act").

4.      OPTIONS; SHARES OF STOCK SUBJECT TO THE PLAN

        Both Incentive Options and Nonqualified Options, as designated by the Committee, may be granted under the Plan. The shares of Common Stock that may be issued and sold pursuant to Options shall not exceed in the aggregate 1,300,000 shares of authorized but unissued shares of the Common Stock of the Corporation. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of Options granted hereunder. Any shares of Common Stock subject to an Option which, for any reason, expires or is terminated unexercised as to such shares may again be subject to an Option granted under the Plan. No Optionee may be granted Options in any calendar year for more than 500,000 shares of Common Stock.

5.      ELIGIBILITY

        An Option may be granted only to an individual who satisfies the following eligibility requirements on the date the Option is granted:

                (a) The individual is either (i) a key employee of the Corporation or a related corporation or (ii) an independent contractor providing services to the Corporation or a related corporation. For this purpose, an individual shall be considered to be an "employee" only if there exists between the individual and the Corporation or a related corporation the legal and bona fide relationship of employer and employee. In determining whether such a relationship exists, the regulations of the United States Treasury Department relating to the determination of the employment relationship for the purpose of collection of income tax on wages at the source shall be applied.

                        Also, for this purpose, a "key employee" is an employee of the Corporation or a related corporation whom the Committee determines qualifies as a key employee based on the nature and extent of such employee's duties, responsibilities, personal capabilities, performance and potential, or any combination of such factors.

                (b) With respect to the grant of an Incentive Option, the individual is an employee who does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation; provided, that an individual owning more than ten percent of the total combined voting power of all classes of stock of the Corporation or a related corporation may be granted an Incentive Option if the price at which such Option may be exercised is greater than or equal to 110% of the fair market value of the shares on the date the Option is granted and the Option period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributed to him under Section 424(d) of the Code.

                (c) The individual, being otherwise eligible under this Section 5, is selected by the Committee as an individual to whom an Option shall be granted (an "Optionee").

6.      OPTION PRICE

        The price per share at which an Option may be exercised (the "Option price") shall be established by the Committee at the time the Option is granted and shall be set forth in the terms of the agreement evidencing the grant of the Option; provided, that in the case of an Incentive Option, the Option price shall be equal to or greater than the fair market value per share of the Common Stock on the date the Option is granted. In addition, the following rules shall apply:

                (a) An Incentive Option shall be considered to be granted on the date that the Committee acts to grant the Option, or on any later date specified by the Committee as the date of grant of the Option. A Nonqualified Option shall be considered to be granted on the date the Committee acts to grant the Option or any other date specified by the Committee as the date of grant of the Option.

                (b) The fair market value of the shares shall be determined in good faith by the Committee in accordance with the following provisions:
        (i) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange or included in The Nasdaq National Market, the fair market value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange or as reported in The Nasdaq National Market (as applicable) on the date immediately preceding the date the Option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Option is granted for which closing price information is available, and, provided further, if the shares are quoted on The Nasdaq System but are not included in The Nasdaq

        National Market, the fair market value shall be the mean between the high bid and low asked quotations in The Nasdaq System on the date immediately preceding the date the Option is granted for which such information is available; or (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then fair market value shall be determined by the Committee in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code and accompanying regulations.

                (c) In no event shall there first become exercisable by the Optionee in any one calendar year incentive stock Options granted by the Corporation or any related corporation with respect to shares having an aggregate fair market value (determined at the time an Option is granted) greater than $100,000.

7.      OPTION PERIOD AND LIMITATIONS ON THE RIGHT TO
        EXERCISE OPTIONS

                (a) The period during which an Option may be exercised (the "Option period") shall be determined by the Committee when the Option is granted and shall not extend more than ten years from the date on which the Option is granted. An Option shall be exercisable on such date or dates, during such period, for such number of shares, and subject to such conditions as shall be determined by the Committee and set forth in the agreement evidencing such Option, subject to the rights granted herein to the Committee to accelerate the time when Options may be exercised. Any Option or portion thereof not exercised before the expiration of the Option period shall terminate.

                (b) An Option may be exercised by giving written notice of at least ten days to the Committee or its designee at such place as the Committee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor, and shall be accompanied by the payment of such purchase price. Such payment shall be in the form of (i) cash; (ii) shares of Common Stock owned by the Optionee at the time of exercise;
        (iii) shares of Common Stock withheld upon exercise; (iv) delivery of a properly executed written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option price; or (v) any combination of the foregoing methods. Shares tendered or withheld in payment upon the exercise of an Option shall be valued at their fair market value on the date of exercise, as determined by the Committee by applying the provisions of Section 6(b).

                (c) No Option granted to an Optionee who was an employee at the time of grant shall be exercised unless the Optionee is, at the time of exercise, an employee as described in Section 5(a), and has been an employee continuously since the date the Option was granted, subject to the following:

                        (i) An Option shall not be affected by any change in the
                terms, conditions or status of the Optionee's employment, provided that the Optionee continues to be an employee of the Corporation or a related corporation.

                        (ii) The employment relationship of an Optionee shall be
                treated as continuing intact for any period that the Optionee is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days, or, if longer, as long as the Optionee's right to reemployment is guaranteed either by statute or by contract. The employment relationship of an Optionee shall also be treated as continuing intact while the Optionee is not in active service because of disability. For purposes of this Section 7(c)(ii), "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Committee shall determine whether an Optionee is disabled within the meaning of this paragraph.

                        (iii) If the employment of an Optionee is terminated
                because of disability within the meaning of subparagraph (ii), or if the Optionee dies while he is an employee or dies after the termination of his employment because of disability, the Option may be exercised only to the extent exercisable on the date of the Optionee's termination of employment or death while employed (the "termination date"), except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the termination date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) the close of the period of twelve months next succeeding the termination date; or (B) the close of the Option period. In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                        (iv) If the employment of the Optionee is terminated for
                any reason other than disability (as defined in subparagraph
                (ii)) or death or for "cause," his Option may be exercised to the extent exercisable on the date of such termination of employment, except that the Committee may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the date of such termination of employment. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (A) the close of the period of 90 days next succeeding the termination date; or (B) the close of the Option period. If the Optionee dies following such termination of employment and prior to the earlier of the dates specified in
                (A) or (B) of this subparagraph (iv), the Optionee shall be treated as having died while employed under subparagraph (iii) immediately preceding (treating for this purpose the Optionee's date of termination of employment as the termination date). In the event of the Optionee's death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

                        (v) If the employment of the Optionee is terminated for
                "cause," his Option shall lapse and no longer be exercisable as of the effective time of his termination of employment, as determined by the Committee. For purposes of this subparagraph
                (v) and subparagraph (iv), the Optionee's termination shall be for "cause" if such termination results from the Optionee's (A) dishonesty; (B) refusal to perform his duties for the Corporation; or (C) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of "cause" shall be made by the Committee and its determination shall be final and conclusive.

                (d) An Option granted to an Optionee who was an independent contractor of the Corporation or a related corporation at the time of grant (and who does not thereafter become an employee, in which case he shall be subject to the provisions of Section 7(c) herein) may be exercised only to the extent exercisable on the date of the Optionee's termination of service to the Corporation or a related corporation (unless the termination was for cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (A) the close of the period of 90 days next succeeding the termination date; or (B) the close of the Option period. If the services of such an Optionee are terminated for cause (as defined in Section 7(c)(v) herein), his Option shall lapse and no longer be exercisable as of the effective time of his termination of services, as determined by the Committee. Notwithstanding the foregoing, the Committee may in its discretion accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the termination date or extend the Option period, or both.

                (e) An Optionee or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option unless and until certificates for such shares are issued to him or them under the Plan.

                (f) Nothing in the Plan shall confer upon the Optionee any right to continue in the service of the Corporation or a related corporation as an employee or independent contractor, as the case may be, or to interfere in any way with the right of the Corporation or a related corporation to terminate the Optionee's service at any time.

8.      NONTRANSFERABILITY OF OPTIONS AND SHARES

        Incentive Options granted pursuant to the Plan shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Nonqualified Options granted pursuant to the Plan shall not be transferable (including by pledge or hypothecation) other than by will or the laws of intestate succession or pursuant to a qualified domestic relations order, as defined by the Code or Title I of ERISA or the rules thereunder, except as may be permitted by the Committee in a manner consistent with the registration provisions of the Securities Act. An Option shall be exercisable during the Optionee's lifetime only by him. To the extent required by Section 16 of the Exchange Act, shares acquired upon the exercise of an Option shall not, without the consent of the Committee, be transferable

(including by pledge or hypothecation) until the expiration of six months after the date the Option was granted.

9.      DILUTION OR OTHER ADJUSTMENTS

        If there is any change in the outstanding shares of Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, or other change in the capital stock structure of the Corporation, the Committee shall make such adjustments to Options, to the number of shares reserved for issuance under the Plan, and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Options or otherwise advisable to reflect such change.

10.     WITHHOLDING

        The Corporation shall require any recipient of shares pursuant to the exercise of a Nonqualified Option to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such Optionee. Notwithstanding the foregoing, the Optionee may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to the exercise of a Nonqualified Option, by electing (the "Election") to have the Corporation withhold shares of Common Stock from the shares to which the Optionee is entitled. The number of shares to be withheld shall have a fair market value (determined in accordance with Section 6(b)) as of the date that the amount of tax to be withheld is determined (the "Tax Date") as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Committee prior to the Tax Date.

11.     CERTAIN DEFINITIONS

        For purposes of the Plan, the following terms shall have the meaning indicated:

                (a) "Related corporation" means any parent, subsidiary or predecessor of the Corporation.

                (b) "Parent" or "parent corporation" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time that the Option is granted, each corporation other than the Corporation owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

                (c) "Subsidiary" or "subsidiary corporation" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time that the Option is granted, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

                (d) "Predecessor" or "predecessor corporation" means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that section had occurred) with the Corporation, or a corporation which is a parent or subsidiary of the Corporation, or a predecessor of any such corporation.

                (e) In general, terms used in the Plan shall, where appropriate, be given the meaning ascribed to them under the provisions of the Code applicable to incentive stock Options.

12.     STOCK OPTION AGREEMENT

        The grant of any Option under the Plan shall be evidenced by the execution of an agreement (the "Agreement") between the Corporation and the Optionee. Such Agreement shall set forth the date of grant of the Option, the Option price, the Option period, the designation of the Option as an Incentive Option or a Nonqualified Option, and the time or times when and the conditions upon the happening of which the Option shall become exercisable. Such Agreement shall also set forth the restrictions, if any, with respect to which the shares to be purchased thereunder shall be subject, and such other terms and conditions as the Committee shall determine which are consistent with the provisions of the Plan and applicable law and regulations.

13.     RESTRICTIONS ON SHARES

        The Corporation may impose such restrictions on any shares acquired upon exercise of Options granted under the Plan as it may deem advisable, including, without limitation, restrictions necessary to ensure compliance with the Securities Act of 1933, as amended, under the requirements of any applicable self-regulatory organization and under any blue sky or securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the exercise of an Option in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

14.     AMENDMENT OR TERMINATION

        The Plan may be amended or terminated by action of the Board; provided, that:

                (a) Any amendment which would (i) materially increase the aggregate number of shares which may be issued under the Plan (other than changes as described in Section 9), or (ii) materially change the requirements for eligibility to receive Options under the Plan shall be made only with the approval of the shareholders of the Corporation.

                (b) No outstanding Option shall be amended or terminated (i) without the consent of the Optionee if such amendment or termination would adversely affect the Optionee's rights with respect to such Option; and (ii) if the Option is an Incentive Option, without the opinion of legal counsel to the Corporation that such amendment or termination will not constitute a "modification" within the meaning of
        Section 424 of the Code if the Committee determines such an opinion is necessary.

15.     APPLICABLE LAW

        Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.

16.     SECTION 16(b) COMPLIANCE

        To the extent that participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with Section 16 of the Exchange Act, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of Plan transactions meeting the requirements of Rule 16b-3 or successor rules applicable to the Plan.

                        2000 DECLARATION OF AMENDMENT TO
                      1997 KEY EMPLOYEES' STOCK OPTION PLAN
                                       OF
                             RF MICRO DEVICES, INC.


        THIS 2000 DECLARATION OF AMENDMENT, is made this 3rd day of January, 2000, by RF MICRO DEVICES, INC. (the "Corporation"), to the Corporation's 1997 Key Employees' Stock Option Plan (the "1997 Plan").

                                R E C I T A L S:

         WHEREAS, the Board of Directors of the Corporation has deemed it advisable to adopt an amendment to the 1997 Plan providing for the automatic acceleration of outstanding options granted under the 1997 Plan in the event of certain transactions or actions constituting a change of control of the Corporation; and

        WHEREAS, the Corporation desires to evidence such amendment by this Declaration of Amendment.

        NOW, THEREFORE, IT IS DECLARED that, effective January 3, 2000, the 1997 Plan shall be and hereby is amended as follows:

        1. Adoption of New Section 17. The Plan is hereby amended by adding new
Section 17 ("Change of Control") as follows:

        "SECTION 17.    CHANGE OF CONTROL

                (a) Notwithstanding any other provision of the Plan to the contrary, in the event of a change of control (as defined in Section 17(c) herein), all Options outstanding as of the date of such change of control shall become fully exercisable, whether or not then otherwise exercisable.

                (b) Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization or other business combination affecting the Corporation or a related corporation, the Committee may, in its sole and absolute discretion, determine that any or all Options granted pursuant to the Plan shall not become exercisable on an accelerated basis, if the Corporation or the board of directors of the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Options granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms as Options granted under the Plan), as in the opinion of the Committee is equitable or appropriate to protect the rights and interests of Optionees under the Plan. For the purposes of making the determinations provided for in this Section 17(b), the Committee shall be appointed by the Board of Directors, two-thirds of the members of which shall have been directors of the Corporation prior to the merger, share exchange, reorganization or other business combinations affecting the Corporation or a related corporation.

                (c) For the purposes herein, a "change of control" shall be deemed to have occurred on the earliest of the following dates:

                (d) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, fifty-one percent (51%) or more of the outstanding Common Stock of the Corporation;

                (e) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation, in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which holders of Common Stock immediately prior to the merger or consolidation have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger as immediately before, or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

                (f) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation's shareholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12-month period.

        (For purposes herein, the term "person" shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term "beneficial owner" shall have the meaning given the term in Rule 13d-3 under the Exchange Act.)"

         2. Continued Effect. Except as set forth herein, the 1997 Plan shall remain in full force and effect.

        IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of RF Micro Devices, Inc. as of the day and year first above written.

                                                RF MICRO DEVICES, INC.


                                                By:
                                                    ----------------------------
                                                David A. Norbury, President and
                                                Chief Executive Officer
ATTEST:


---------------------------------
Powell T. Seymour, Secretary
[Corporate Seal]


                                        2